Exhibit 10.41

FIRST AMENDMENT

This First Amendment is entered into this 23rd day of February 2004, by and between Building Materials Holding Corporation, a Delaware corporation (“Company”) and Robert E. Mellor (“Executive”).

RECITALS

A.                                   The Company and Executive entered into an Employment Agreement dated June 1, 2002 (the “Agreement”) which provides for the employment of Executive by the Company.

B.                                     The compensation policies of the Company with respect to incentive bonuses for executive officers has changed and the parties desire to modify the Agreement to be consistent with the compensation policies of the Company.

The parties hereby agree as follows effective January 1, 2004:

1.                                       Section 3.3(a) and Section 3.3(b) of the Agreement is hereby amended to provide that bonus and compensation under the LTIP shall not exceed 200% of Base Salary respectively.

2.                                       All other provisions of the Agreement remain in full force and effect.

This First Amendment is effective January 1, 2004 and is dated the date first written above.

Company:		Executive:

Building Materials Holding Corporation

By	/s/ Peter S. O’Neill	By	/s/ Robert E. Mellor
	Peter S. O’Neill		Robert E. Mellor
Chair of Compensation Committee